[EXHIBIT 99.5.3]


                            AMENDMENT AND WAIVER

      AMENDMENT AND WAIVER, dated as of December 1, 1998 (this
 "Amendment"), to the International License Agreement, effective as of June 28, 1996 (the "Agreement") by and between Warner-Lambert Company, a Delaware corporation ("Warner-Lambert"), and Pfizer Inc., a Delaware corporation ("Pfizer").

      WHEREAS, Warner-Lambert has assigned certain of its rights and obligations under the Agreement to Warner-Lambert Export Limited, a company organized and existing under the laws of Ireland ("Export"), in accordance with an Assignment and Assumption Agreement dated as of November 1, 1996;

      WHEREAS, Pfizer has assigned certain of its rights and obligations under the Agreement to Pfizer Overseas Inc., a corporation organized and existing under the laws of Delaware ("Pfizer Overseas") in accordance with an Assignment effective as of June 28, 1996;

      WHEREAS, the Agreement has previously been amended by an Amendment dated May 27, 1997 and an Amendment dated April 22, 1998; and

      WHEREAS, upon this Amendment becoming effective, the parties have agreed that certain provisions of the Agreement be amended in the manner provided for in this Amendment;

      NOW, THEREFORE, the parties hereto hereby agree as follows:

                      ARTICLE I - AMENDMENT AND WAIVER

      SECTION 1.01. Amendment of Section 1.01. Section 1.01 of the Agreement is hereby amended by adding the following new definitions immediately before the definition of "Competing Products":

      "China" means the People's Republic of China (excluding The Special Administrative Region of Hong Kong and Macao)."

      "China Exclusive Termination Date" shall mean the earlier of (i) the date on which the Agreement is terminated with respect to China and Export commences co-promoting the Products in China, in accordance with Section
 2.01 of this Amendment or (ii) the termination or expiration of the Agreement as it relates to China in accordance with the terms thereof.

      SECTION 1.02. Waiver of Rights.

      Notwithstanding that China is a Category 2 Country under the Agreement, Export hereby agrees, for a period of five (5) years from the Launch Date in China, to waive the rights of Export to sell Products in China, as described in Section 2.01 (b) of the Agreement, and to manufacture Products in China.

      SECTION 1.03. General.

      References to a "Section" or "Sections" herein shall mean the relevant Section of this Amendment, unless otherwise noted as referring to the relevant Section of the Agreement. Unless otherwise noted, capitalized terms used herein shall have the meanings ascribed to them in the Agreement. References herein to Export or Pfizer Overseas shall be deemed to include their respective Affiliates, as appropriate.

                     ARTICLE II - ADDITIONAL AGREEMENTS

      SECTION 2.01. Co-Promotion Election.

      Without limiting Export's right to terminate the Agreement in accordance with the terms thereof, Export shall have the right with respect to China, at any time on or after the last day of Agreement Year Five, to terminate the Agreement as it relates to China and to co-promote the Products in China with PFIZER pursuant to the terms of the International Co-Promotion Agreement, dated as of June 28, 1996 between WARNER-LAMBERT and PFIZER (the "International Co-Promotion Agreement"), as amended by an Amendment dated the date hereof (the "International Co-Promotion Amendment"), and assigned to Export. Export may exercise such right by providing written notice to PFIZER at least six (6) months prior to the date on which Export desires to commence co-promoting the Products, which date shall not be earlier than the day after the last day of Agreement Year Five for China, and this Agreement shall terminate on such date.

      SECTION 2.02. Agreement Year.

      For the purposes of the Agreement as it relates to China, "Agreement Years" means the period commencing on the Launch Date for China and ending on the China Exclusive Termination Date.

      SECTION 2.03. Post-Agreement Year One.

      For the purposes of the Agreement as it relates to China, "Post-Agreement Year One" means the twelve-month period commencing on the day following the China Exclusive Termination Date; "Post-Agreement Year Two" and "Post-Agreement Year Three" mean the successive twelve (12) month periods thereafter.

      SECTION 2.04. Term of Agreement.

      For the purposes of the Agreement as it relates to China, "Term of this Agreement" means the period from the date of the Agreement until the China Exclusive Termination Date.

      SECTION 2.05. Trademarks.

      Notwithstanding the provisions of Section 2.03(e) of the Agreement, in the event that Export elects, in accordance with Section 2.01 of this Amendment, to co-promote the Products with PFIZER in China, PFIZER may have the right to continue using the Trademark in China in accordance with the International Co-Promotion Agreement, as amended by the International Co- Promotion Amendment.

      SECTION 2.06. Product Launch.

      The provisions of Section 2.07 of the Agreement shall not apply with respect to China.

      SECTION 2.07. Regulatory Approvals.

      Pfizer Overseas shall exercise reasonable efforts to obtain, as soon as reasonably practicable (i) approval by the relevant Governmental or Regulatory Authority of a Marketing Authorization for a Product which includes labeling and Packaging (consistent with guidelines established by the Operating Committee in accordance with the procedures set forth in
 Section 4.01 of the International Co-Promotion Agreement), indications, warnings, etc. materially equivalent to the provisions of Exhibit C of the Agreement and a Price Approval, and such other licenses, consents and authorizations as are required to initially import finished Product into China, and to (ii) obtain the Manufacturing Authorization to Package the Product in Dalian, China from bulk tablet form ("Bulk") supplied by Export. Pfizer Overseas shall bear its own costs in obtaining such Marketing Authorization, Price Approval and the Manufacturing Authorization. Pfizer Overseas shall keep Export informed of negotiations with Governmental or Regulatory Authorities in obtaining the Marketing Authorization, Price Approval and the Manufacturing Authorization and shall notify Export of the price it intends to accept for Price Approval prior to finalization of such price all in accordance with the Agreement. At the request of Pfizer Overseas, Export shall provide such reasonable assistance as necessary in obtaining the foregoing approvals.

      SECTION 2.08. License, Supply of Products, Bulk and Compliance with
 Laws.

      (a) Subject to Section 1.02 of this Amendment, during the Term of this Agreement, Pfizer Overseas shall have, as provided in Section 2.01(b) of the Agreement, an exclusive license under the Trademark and a semi-exclusive license under the Patents and Technical Information to Package the Products at its manufacturing facility in Dalian, China, and to use and sell the Products in China. For purposes of this sub-clause, "semi-exclusive" means to the exclusion of all other parties in China except Export.

      (b) Subject to the provisions of the Agreement, as amended, and until the Manufacturing Authorization is issued by the Governmental or Regulatory Authorities in China to Pfizer Overseas, Export shall supply the Products to Pfizer Overseas, and Pfizer Overseas undertakes to purchase the Products from Export to meet all of Pfizer Overseas's requirements of Products for China. When the Manufacturing Authorization is issued to Pfizer Overseas for the Products, Pfizer Overseas shall procure the Bulk from Export and shall Package the Products all in accordance with the Agreement and as specifically set forth in Article V thereof.

      (c) Pfizer Overseas shall Package the Products in accordance with (i) the terms of the Agreement, (ii) acceptable pharmaceutical industry practice and (iii) all applicable Laws and Good Manufacturing Practices.

      (d) Pfizer Overseas shall refrain from infringing any patent of any third party in connection with the Packaging of the Product.

      (e) The parties agree to file with Governmental or Regulatory Authorities in China a short form summary contract of the rights granted by WARNER-LAMBERT to Pfizer Overseas to Package the Products in accordance with this Amendment. The short form summary contract is intended solely for WARNER-LAMBERT or its Affiliates to file for and obtain administrative protection under the Laws in China for the Product and such summary contract shall not, in any manner whatsoever, be relied upon by either of the parties to interpret their respective rights and obligations under this Amendment, or the International License Agreement, the International Co- Promotion Agreement or the International Collaboration Agreement, as each has been amended.

      SECTION 2.09. Quality Audit.

      Without limiting the provisions of Section 5.04 of the Agreement, Pfizer Overseas shall make that portion of its manufacturing facilities where Products are Packaged, including all records and reference samples related to Products, available for inspection by Export during business hours. Records made available for inspection hereunder shall include records relevant to assessing the quality of a Product in the event of a complaint or a suspected defect.

      SECTION 2.10. Regulatory Licenses, Approvals and Consents.

      Without limiting the provisions of Section 5.06 of the Agreement, Pfizer Overseas shall obtain all licenses, consents and authorizations of applicable Governmental or Regulatory Authorities or third parties necessary or desirable in connection with the Product and such Packaging activities and shall comply in all material respects with all conditions applicable to any such license, consent, permit or authority.

      SECTION 2.11. Warner-Lambert Payments.

      In the event that Export elects, pursuant to Section 2.01 of this Amendment, to terminate the Agreement with respect to China and to co-promote the Products with Pfizer in China, Export shall make the payments described in Section 7.02 of the Agreement based upon ten percent (10%) of the average of Net Sales of Products in China generated in Agreement Year Nine and Agreement Year Ten and not on the two (2) complete Agreement Years immediately preceding the date of expiration or termination of the Agreement. Such payments shall be made in addition to the amounts payable pursuant to Section 2.21 of the International Co-Promotion Amendment. Notwithstanding the terms of such Section 7.02, if Export exercises its rights to co-promote under Section 2.01 of this Amendment, such payment shall be payable by Export whether or not Export ceases the sale of Products in China in any Post Agreement Year.

      SECTION 2.12. Indemnification of Export.

      With respect to activity in or affecting China, Pfizer Overseas and Export shall each indemnify, defend and hold harmless the other as provided in and subject to the terms of Sections 4.03 and 4.04 of the International Collaboration Agreement dated June 28, 1996 between Warner-Lambert and Pfizer.

                         ARTICLE III - MISCELLANEOUS

      SECTION 3.01. No Other Amendments; Confirmation. Except as expressly amended, waived, modified and supplemented hereby, the provisions of the Agreement are and shall remain in full force and effect.

      SECTION 3.02. Governing Law. This Amendment shall be governed by and construed in accordance with the law of the State of New York.

      SECTION 3.03. Headings. The headings used in this Amendment have been inserted for convenience of reference only and do not define or limit the provisions hereof.

      SECTION 3.04. Third Party Beneficiaries. None of the provisions of this Amendment shall be for the benefit of or enforceable by any third party, including, without limitation, any creditor of either party hereto. No such third party shall obtain any right under any provision of this Amendment or shall by reason of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against either party hereto.

      IN WITNESS WHEREOF, the parties hereto, by their duly authorized officers, have executed this Amendment as of the date first written above.


 WARNER-LAMBERT                       PFIZER OVERSEAS INC.
 EXPORT LIMITED

 By:  /s/ Paul V. Breen               By: /s/ Mohand Sidi Said
    ----------------------------         ----------------------------
    Name:  Paul V. Breen                 Name:  Mohand Sidi Said
    Title: Managing Director             Title: Vice President